Exhibit 99.1
The First Bancorp Reports Record Net Income of $5.9 Million
DAMARISCOTTA, ME, October 17, 2018 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the three months ended September 30, 2018. Net income was $5.9 million, up $951,000 or 19.1% from the three months ended September 30, 2017. Earnings per common share on a fully diluted basis over the same period were up $0.09 to $0.55 per share, an increase of 19.6% from the prior year. The Company also announced operating results for the nine months ended September 30, 2018. Net income was $17.2 million, up $2.7 million or 18.4% from the first nine months of 2017, with earnings per share on a fully diluted basis of $1.58, up $0.24 or 17.9% from the same period in 2017.

“I’m pleased to announce that The First Bancorp produced another quarter of record earnings” remarked Tony C. McKim, the Company’s President and Chief Executive Officer. “Continued growth in earning assets resulted in increased net interest income despite tighter margins. First Advisors, the Bank’s trust and investment management division, also posted strong results year-to-date with revenues up 15% over the first nine months of last year. Based upon the strength of the Company’s earnings, we declared a dividend of 29 cents per share in the third quarter, representing a payout to our shareholders of 52.73% of net income for the period.”

THIRD QUARTER 2018 FINANCIAL HIGHLIGHTS

•	Net Income for the third quarter of 2018 increased 19.1% over the third quarter of 2017 to $5.9 million.

•	Total loans outstanding at September 30, 2018 were $1.24 billion, up $19.1 million in the third quarter and $122.5 million, or 10.9%, year-over-year.

•	Low Cost deposits as of September 30, 2018 totaled $766 million, an increase of $107.1 million in the third quarter, and an increase of $47 million, or 6.5% year over year.

•
Efficiency Ratio (non-GAAP) improved to 50.82% in the third quarter, down from 51.02% in the second quarter of 2018 (the GAAP Efficiency Ratio was 52.77% in the third quarter of 2018, down from 52.92% in the second quarter of 2018).

•	The non-performing assets to total assets ratio at September 30, 2018 was 0.74%, down from 0.78% at June 30, 2018.

FINANCIAL CONDITION
Total assets at September 30, 2018 were $1.98 billion, up $67.9 million for the quarter and up $138.9 million year-to-date. Earning assets increased $66.3 million in the third quarter of 2018 and are up $138.1 million through the first nine months of 2018.

Total deposits at September 30, 2018 were $1.51 billion, up $98.3 million from the quarter ended June 30, 2018, and up $164.9 million from September 30, 2017. Strong growth in demand, NOW and money market account balances allowed for reduced use of both non-local Certificates of Deposit and Borrowed Funds during the quarter.

The Company’s capital position remained strong as of September 30, 2018, with an estimated total risk-based capital ratio of 15.17%, and an estimated leverage capital ratio of 8.45%, both well in excess of regulatory requirements.
ASSET QUALITY
Asset quality is stable and remains solid. Non-performing assets as a percentage of total assets fell to 0.74% as of September 30, 2018, down from 0.78% at June 30, 2018, and down from 0.94% a year ago. Past due loans were 0.83% of total loans at September 30, 2018, up modestly from 0.61% of total loans at June 30, 2018 and down from 0.98% a year ago. A total of $333,000 was provisioned for loan losses in the third quarter of 2018, down from the $750,000 provisioned in the third quarter of 2017. The allowance for loan losses stood at 0.94% of total loans as of September 30, 2018, level with June 30, 2018, and down nominally from the 0.98% of total loans at September 30, 2017. Annualized net charge-offs as a percentage of loans were 0.041% as of September 30, 2018, down from 0.12% in calendar year 2017 and 0.13% in 2016.
OPERATING RESULTS
Net Income for the three months ended September 30, 2018 was $5.9 million, up $951,000 or 19.1% from the three months ended September 30, 2017. On a fully diluted earnings per share basis, earnings in the third quarter of 2018 were $0.55, up $0.09 or 19.6% from the same period a year ago. The Company’s Return on Average Assets of 1.21% and Return on Average Tangible Common Equity of 15.05% for the three months ended September 30, 2018, were up from 1.09% and 13.08% respectively from the same period in 2017.

Contributing factors to the Company’s third quarter 2018 results included:

•
Earning asset growth led to a $136,000 increase in tax-equivalent net interest income from the third quarter of 2017 despite a decline in the net interest margin period to period from 3.02% to 2.83%. Through the first nine months of 2018 the net interest margin is 2.90%, down from 3.03% for the first nine months of 2017. The quarterly and year-to-date margin declines are due to higher funding costs and a reduced benefit from tax-exempt assets.

•
Non-interest income net of securities gains was $3.0 million for the three months ended September 30, 2018, in-line with the third quarter of 2017 as revenue growth from First Advisors and deposit-based charges offset a period to period decline in mortgage banking income.

•	Non-interest expense for the period was up $203,000 or 2.5% from the third quarter of 2017 primarily due to increased employee expense incurred to support the Company’s growth.

•	Continued benefits from the Tax Cuts and Jobs Act of 2017 which reduced income tax expense by $1.7 million for the nine months ended September 30, 2018 from the same period in 2017.

STOCK PERFORMANCE
On September 27, 2018 the Company’s Board of Directors declared a dividend for the third quarter of $0.29 per share, payable on October 31, 2018 to shareholders of record as of October 9, 2018. The company’s stock closed at $28.97 per share on September 28, 2018, down from $30.31 a year ago and up from $27.23 at year-end 2017. With dividends re-invested, FNLC shares have provided shareholders with a total annualized return of 9.29% for the nine months ended September 28, 2018 and 70.59% over the three years then ended. This return is in-line with the broad market year-to-date and compares favorably over a three year period as measured by the S&P 500 with returns of 10.56% and 61.39% respectively, and the Russell 2000, in which we are included, with total returns of 11.51% and 60.60%. The First Bancorp’s stock performance also compared favorably to the banking industry over these same time horizons as measured by the KBW Regional Bank Index with total returns of 1.44% and 45.97% respectively, and the NASDAQ Bank Index with total returns of 2.88% and 54.98% respectively.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	September 30, 2018	December 31, 2017	September 30, 2017
Assets
Cash and due from banks	$21,649	$19,207	$22,375
Interest-bearing deposits in other banks	51,045	860	584
Securities available for sale	305,444	300,172	298,999
Securities to be held to maturity	257,395	256,567	242,679
Restricted equity securities, at cost	11,586	10,358	10,798
Loans held for sale	1,134	386	434
Loans	1,243,558	1,164,139	1,121,086
Less allowance for loan losses	11,682	10,729	11,012
Net loans	1,231,876	1,153,410	1,110,074
Accrued interest receivable	7,095	5,867	5,820
Premises and equipment	21,451	22,502	21,731
Other real estate owned	584	1,012	320
Goodwill	29,805	29,805	29,805
Other assets	42,790	42,784	38,082
Total assets	$1,981,854	$1,842,930	$1,781,701
Liabilities
Demand deposits	$170,728	$145,332	$158,797
NOW deposits	357,834	318,043	325,695
Money market deposits	129,516	163,898	134,257
Savings deposits	237,424	232,605	234,456
Certificates of deposit	389,317	284,066	250,865
Certificates $100,000 to $250,000	168,402	232,759	202,722
Certificates $250,000 and over	61,690	42,176	43,257
Total deposits	1,514,911	1,418,879	1,350,049
Borrowed funds	265,274	228,758	234,328
Other liabilities	17,008	13,972	17,442
Total Liabilities	1,797,193	1,661,609	1,601,819
Shareholders' equity
Common stock	109	108	108
Additional paid-in capital	62,497	61,747	61,446
Retained earnings	129,247	121,144	118,360
Net unrealized loss on securities available-for-sale	(9,133)	(2,901)	(825)
Net unrealized loss on securities transferred from available for sale to held to maturity	(194)	(174)	(140)
Net unrealized gain on cash flow hedging derivative instruments	2,282	1,544	1,035
Net unrealized loss on postretirement benefit costs	(147)	(147)	(102)
Total shareholders' equity	184,661	181,321	179,882
Total liabilities & shareholders' equity	$1,981,854	$1,842,930	$1,781,701
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,857,116	10,829,918	10,824,724
Book value per common share	$17.01	$16.74	$16.62
Tangible book value per common share	$14.25	$13.97	$13.84

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the nine months ended September 30,		For the quarter ended September 30,
In thousands of dollars, except per share data	2018	2017	2018	2017
Interest income
Interest and fees on loans	$39,164	$33,415	$13,735	$11,648
Interest on deposits with other banks	132	46	115	23
Interest and dividends on investments	12,446	11,549	4,236	3,846
Total interest income	51,742	45,010	18,086	15,517
Interest expense
Interest on deposits	11,131	6,769	4,274	2,473
Interest on borrowed funds	3,397	3,146	1,276	1,090
Total interest expense	14,528	9,915	5,550	3,563
Net interest income	37,214	35,095	12,536	11,954
Provision for loan losses	1,333	1,750	333	750
Net interest income after provision for loan losses	35,881	33,345	12,203	11,204
Non-interest income
Investment management and fiduciary income	2,285	1,995	743	655
Service charges on deposit accounts	1,624	1,562	527	511
Net securities gains	137	471	1	468
Mortgage origination and servicing income	1,042	1,260	350	499
Other operating income	4,259	4,050	1,413	1,360
Total non-interest income	9,347	9,338	3,034	3,493
Non-interest expense
Salaries and employee benefits	13,230	12,110	4,460	4,267
Occupancy expense	1,871	1,816	574	589
Furniture and equipment expense	2,816	2,702	972	942
FDIC insurance premiums	950	762	337	259
Amortization of identified intangibles	32	32	10	10
Other operating expense	6,072	5,929	1,863	1,946
Total non-interest expense	24,971	23,351	8,216	8,013
Income before income taxes	20,257	19,332	7,021	6,684
Applicable income taxes	3,084	4,830	1,088	1,702
Net Income	$17,173	$14,502	$5,933	$4,982
Basic earnings per share	$1.59	$1.35	$0.55	$0.46
Diluted earnings per share	$1.58	$1.34	$0.55	$0.46

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the nine months ended September 30,		As of and for the quarter ended September 30,
Dollars in thousands, except for per share amounts	2018	2017	2018	2017

Summary of Operations
Interest Income	$51,742	$45,010	$18,086	$15,517
Interest Expense	14,528	9,915	5,550	3,563
Net Interest Income	37,214	35,095	12,536	11,954
Provision for Loan Losses	1,333	1,750	333	750
Non-Interest Income	9,347	9,338	3,034	3,493
Non-Interest Expense	24,971	23,351	8,216	8,013
Net Income	17,173	14,502	5,933	4,982
Per Common Share Data
Basic Earnings per Share	$1.59	$1.35	$0.55	$0.46
Diluted Earnings per Share	1.58	1.34	0.55	0.46
Cash Dividends Declared	0.82	0.71	0.29	0.24
Book Value per Common Share	17.01	16.62	17.01	16.62
Tangible Book Value per Common Share	14.25	13.84	14.25	13.84
Market Value	28.97	30.31	28.97	30.31
Financial Ratios
Return on Average Equity (a)	12.47%	10.86%	12.63%	10.91%
Return on Average Tangible Common Equity (a)	14.90%	13.06%	15.05%	13.08%
Return on Average Assets (a)	1.21%	1.09%	1.21%	1.09%
Average Equity to Average Assets	9.72%	10.03%	9.59%	10.02%
Average Tangible Equity to Average Assets	8.14%	8.35%	8.05%	8.36%
Net Interest Margin Tax-Equivalent (a)	2.90%	3.03%	2.83%	3.02%
Dividend Payout Ratio	51.57%	52.59%	52.73%	52.17%
Allowance for Loan Losses/Total Loans	0.94%	0.98%	0.94%	0.98%
Non-Performing Loans to Total Loans	1.14%	1.46%	1.14%	1.46%
Non-Performing Assets to Total Assets	0.74%	0.94%	0.74%	0.94%
Efficiency Ratio	51.86%	49.51%	50.82%	49.88%
At Period End
Total Assets	$1,981,854	$1,781,701	$1,981,854	$1,781,701
Total Loans	1,243,558	1,121,086	1,243,558	1,121,086
Total Investment Securities	574,425	552,476	574,425	552,476
Total Deposits	1,514,911	1,350,049	1,514,911	1,350,049
Total Shareholders' Equity	184,661	179,882	184,661	179,882
(a) Annualized using a 365-day basis for both 2018 and 2017

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in 2018 and 35.0% tax rate in 2017.

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net interest income as presented	$37,214	$35,095	$12,536	$11,954
Effect of tax-exempt income	1,603	2,953	557	1,003
Net interest income, tax equivalent	$38,817	$38,048	$13,093	$12,957

The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Non-interest expense, as presented	$24,971	$23,351	$8,216	$8,013
Net interest income, as presented	37,214	35,095	12,536	11,954
Effect of tax-exempt interest income	1,603	2,953	557	1,003
Non-interest income, as presented	9,347	9,338	3,034	3,493
Effect of non-interest tax-exempt income	124	248	41	83
Net securities gains	(137)	(471)	(1)	(468)
Adjusted net interest income plus non-interest income	$48,151	$47,163	$16,167	$16,065
Non-GAAP efficiency ratio	51.86%	49.51%	50.82%	49.88%
GAAP efficiency ratio	53.63%	52.55%	52.77%	51.87%
The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Average shareholders' equity as presented	$184,132	$178,482	$186,399	$181,153
Less intangible assets	(30,006)	(30,049)	(30,021)	(30,064)
Tangible average shareholders' equity	$154,126	$148,433	$156,378	$151,089

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact Richard M. Elder, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3195.